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                                 PRESS RELEASE

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FOR IMMEDIATE RELEASE:                                 CONTACT:

CompX International Inc.                               David A. Bowers
Three Lincoln Centre                                   Chief Executive Officer
5430 LBJ Freeway, Suite 1700                           Tel.:  864.286.1122
Dallas, Texas   75240-2697


               COMPX COMMITS TO DISPOSING OF ITS EUROPEAN BUSINESS


     DALLAS, TEXAS . . . December 29, 2004 . . . CompX International Inc. (NYSE:
CIX) announced today that its board of directors has approved a plan to dispose of its Thomas Regout operations in Europe. As a result, CompX anticipates it will incur a charge of approximately $14 million in the fourth quarter of 2004 to write-down its investment in Thomas Regout to its estimated realizable value.

     CompX is a leading manufacturer of precision ball bearing slides, security products and ergonomic computer support systems.

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